UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 1, 2008
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13790 (Commission File Number)	76-0336636 (I.R.S. Employer Identification No.)

13403 Northwest Freeway, Houston, Texas (Address of Principal Executive Offices)	77040-6094 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (713) 690-7300
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On April 1, 2008, HCC Insurance Holdings, Inc. (“HCC”) announced that the United States District Court for the Southern District of Texas has granted final approval of the previously disclosed proposed settlement of Civil Action No. 07-456 (Consolidated); Bacas and Halgren, derivatively on behalf of HCC Insurance Holdings, Inc. v. Way et al., a consolidated shareholder derivative action that alleged various claims for relief in connection with HCC’s historic option granting processes. Under the terms of the settlement, HCC has or will implement certain corporate governance reforms, and HCC and its insurers will pay $3.0 million to plaintiff’s counsel. The court order dismisses all claims in the shareholder derivative action with prejudice.
     The proposed settlement was previously disclosed in a Current Report on Form 8-K that HCC filed with the U.S. Securities and Exchange Commission on January 9, 2008.
     A copy of HCC’s press release announcing the court’s final approval of the settlement is attached hereto as Exhibit 99.1 and incorporated by reference herein.
     HCC’s previously disclosed proposed settlement of Civil Action No. 07-0801; In re HCC Insurance Holdings, Inc. Securities Litigation (formerly referred to as Bristol County Retirement System, individually and on behalf of other similarly situation v. HCC Insurance Holdings, Inc. et al.), a class action relating to HCC’s historic option granting processes, remains subject to court approval.

Item 9.01	Financial Statements and Exhibits.

No.	Exhibit

99.1	Press Release dated April 1, 2008 Announcing the Court’s Final Approval of the Settlement of Shareholder Derivative Litigation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
By:	/s/ Frank J. Bramanti
Frank J. Bramanti
Chief Executive Officer

Date: April 2, 2008

Index to Exhibits

No.	Exhibit

99.1	Press Release dated April 1, 2008 Announcing the Court’s Final Approval of the Settlement of Shareholder Derivative Litigation